Exhibit 99.1

Contact: Will Seippel
         Chief Financial Officer
         404-525-7272


                   AIRGATE PCS, INC. ANNOUNCES FOURTH QUARTER
                AND FISCAL YEAR-END 2002 RESULTS; FILING OF 10-K


ATLANTA (January 15, 2003) - AirGate PCS, Inc., (NASDAQ/NM: PCSA), a PCS Affiliate of Sprint, today announced financial and operating results for its fourth quarter and fiscal year ended September 30, 2002, and the filing of its Annual Report on Form 10-K.

Total revenues for the fourth fiscal quarter ended September 30, 2002 were $137.2 million compared with $62.3 million for fiscal 2001. The 2001 results did not include iPCS, Inc., which was acquired by the Company on November 30, 2001. The Company reported a net loss of ($615.0) million, or ($23.83) per share, for the three months ended September 30, 2002, compared with a net loss of ($25.0) million, or ($1.88) per share, in the fourth fiscal quarter of 2001. The loss included a ($556.2) million charge, or ($21.55) per share, associated with the impairment of goodwill and tangible and intangible assets related to iPCS, Inc.

For the fiscal year ended September 30, 2002, the Company reported revenues of $456.6 million compared with revenues of $172.1 million for fiscal 2001. The Company reported a net loss of ($996.6) million, or ($41.96) per share, for the fiscal year ended September 30, 2002, compared with a net loss of ($111.0) million, or ($8.48) per share, for fiscal 2001. The loss included a total of ($817.4) million, or ($34.42) per share, associated with the impairment of goodwill and tangible and intangible assets related to iPCS, Inc.

EDITDA, defined as earnings before interest, taxes, depreciation and amortization, excluding non-cash stock compensation expenses, loss on disposal of property and equipment, and impairment charges, was ($8.9) million for the fourth quarter of fiscal 2002. EBITDA was ($40.0) million for fiscal 2002.

During 2002, the Company recorded significant write-downs in the carrying value of goodwill and tangible and intangible assets associated with its wholly-owned unrestricted subsidiary, iPCS. These impairment write-downs were taken in accordance with the accounting guidance prescribed by SFAS No. 142 and No. 144. The purpose of the write-downs was to record property and equipment, goodwill and other intangible assets at their fair value. In the second fiscal quarter, the Company recorded a goodwill impairment of $261.2 million. In the fourth fiscal quarter, the impairment of goodwill and tangible and intangible assets related to iPCS was $556.2 million.

As indicated in a December 30, 2002 press release, a delay in filing AirGate's Annual Report on Form 10-K provided additional time to allow the Company to complete a review of balances owed to the Company by Sprint, as well as the Company's subscriber accounts receivable balances. This review did not impact financial information or disclosures in prior reports on Form 10-Q or 10-K.

In connection with this review of accounts receivable, the Company has reclassified approximately $10 million of subscriber accounts receivable for the fiscal year ended September 30, 2002 to a receivable from Sprint. The Company believes at least $10 million is payable from Sprint, but Sprint has acknowledged only $5.8 million is owed to AirGate. The Company is in discussions with Sprint regarding the differences and has provided for these discussions in its consolidated financial statements.

Filing of the Form 10-K and the delivery of the Company's audited financial statements and related information to AirGate lenders under its senior secured credit facility and the trustee for its notes cure any potential AirGate default.

As previously announced, liquidity is an issue for iPCS in the near term. The Company retained Houlihan Lokey Howard & Zukin Capital to review iPCS' revised long range business plan, the strategic alternatives available to iPCS, and to assist iPCS in developing and implementing a plan to improve its capital structure. iPCS has undertaken efforts to restructure its arrangements with its secured lenders, its public note holders and others. Based upon a review of the historical and expected operating results of iPCS, the Company believes that iPCS will be required to seek protection from its creditors under the federal bankruptcy laws in the near term either as part of a consensual restructuring or in an effort to affect a court administered reorganization.

"During this challenging period, we realized we had to reposition the Company for the next phase in the wireless industry," said Thomas M. Dougherty, president and chief executive officer of AirGate PCS. "We are taking aggressive actions to elevate our business efficiency and effectiveness by restructuring our organizations, reducing capital and other expenditures, and improving cash flow. We also are focused on strengthening the credit quality of new subscribers and reducing churn while continuing to build a mutually-beneficial relationship with Sprint. Although 2003 is likely to see significantly slower growth in net new subscribers, we expect that the pace of growth will be complemented by improved liquidity and financial performance.

                                     -MORE-

"Further, we anticipate that the launch of PCS VisionSM, Sprint's third-generation technology, in our territories will provide an additional vehicle to support future subscriber and revenue growth," Dougherty added. "Vision-enabled PCS devices take and receive pictures, check personal and corporate e-mail, play games with full-color graphics and polyphonic sounds, and browse the Internet wirelessly with speeds that equal or exceed a home computer's dial-up connection. We are pleased to be able to offer a broad portfolio of Vision-enabled devices that incorporate voice and data functionality, expanded memory, high-resolution and larger color screens that allow greater mobility, convenience and productivity."

Additional financial and operating highlights for the fourth quarter of fiscal 2002 include the following:

o The Company added 22,387 net new customers, net of an adjustment for subscribers not reasonably expected to pay. As a result, the Company had a total of 554,833 subscribers as of September 30, 2002.

o Average revenue per subscriber (ARPU) was $60 for the quarter, an increase from $56 in the third quarter of 2002.

o Total roaming revenue was $35.7 million for the fourth fiscal quarter of 2002, compared with $32.0 million for the third quarter of 2002. Roaming expense was $25.4 million for the quarter, compared with $21.8 million for the previous quarter. During 2002, the reciprocal roaming rate paid by Sprint and its affiliates was $0.10 per minute. Sprint has notified the Company it is decreasing this rate to $0.058 per minute on January 1, 2003.

o Churn was 4.0 percent in the fiscal fourth quarter, compared with 3.2 percent in the prior quarter.

o Capital expenditures in the quarter were $19.7 million, compared with $28.9 million in the previous quarter, bringing total capital expenditures for the year to $97.1 million.


AirGate PCS will hold a conference call to discuss this press release tomorrow, Thursday, January 16, 2003, at 9:00 a.m. ET. A live broadcast of the conference call will be available on-line at www.airgatepcsa.com or www.companyboardroom.com. To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call through the close of business on February 14, 2003.

About AirGate PCS

AirGate PCS, Inc., including its unrestricted subsidiary iPCS, is the PCS Affiliate of Sprint with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in territories within seven states located in the Southeastern and Midwestern United States. The territories include over 14.6 million residents in key markets such as Grand Rapids, Michigan; Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; Champaign-Urbana and Springfield, Illinois; and the Quad Cities areas of Illinois and Iowa. AirGate PCS is among the largest PCS Affiliates of Sprint.

About Sprint

Sprint operates the nation's largest all-digital, all-PCS wireless network, already serving more than 4,000 cities and communities across the country. Sprint has licensed PCS coverage of more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. In August 2002, Sprint became the first wireless carrier in the country to launch next generation services nationwide delivering faster speeds and advanced applications on Vision-enabled phones and devices. For more information on products and services, visit www.sprint.com/mr. Sprint PCS is a wholly-owned tracking stock of Sprint Corporation trading on the NYSE under the symbol "PCS." Sprint is a global communications company with approximately 75,000 employees worldwide and $26 billion in annual revenues and is widely recognized for developing, engineering and deploying state-of-the art network technologies

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about AirGate, iPCS, the wireless industry, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements.

                                     -MORE-

Factors that could cause actual results to differ include: the liquidity and potential restructuring of iPCS, including the potential loss of all value in the iPCS common stock held by AirGate; the unsettled nature of the wireless market; the current economic slowdown; the potential to continue to experience a high rate of customer turnover; our ability to predict future customer growth, as well as other key operating metrics; the competitiveness and impact of Sprint PCS pricing plans, products and services; the ability to successfully launch and leverage 3G products and services; customer credit quality; our ability to retain customers; the ability of Sprint PCS to provide back office, customer care and other services; the prices charged by Sprint for its services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; rates of penetration in the wireless industry; the potential need for additional sources of liquidity; impacts of spending cuts on network quality, customer retention and customer growth; anticipated future losses; the significant level of indebtedness of each of AirGate and iPCS; adequacy of bad debt and other reserves; and the volatility of AirGate PCS' stock price.

For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this news release, please refer to AirGate PCS' filings with the Securities and Exchange Commission ("SEC"), especially in the "risk factors" section of AirGate PCS' Form 10-K for the fiscal year ended September 30, 2002 and in subsequent filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Definitions of Terms Used:

The following are terms used in the press release. None are measures of financial performance under generally accepted accounting principles in the United States. These terms as used by the Company may not be comparable to the use of these terms by other companies.

EDITDA: EDITDA (earnings before interest, taxes, depreciation and amortization) is a financial measure used in the financial community. EDITDA as used in this release is EBITDA excluding non-cash stock compensation expense, loss on disposal of property and equipment and impairment losses.

ARPU (average revenue per user): Summarizes the average monthly service revenue per customer, excluding roaming revenue. ARPU is computed by dividing service revenue by the average subscribers for the period, net of an adjustment for those customers not reasonably expected to pay.

Churn: Churn is the monthly rate of customer turnover expressed as a percentage of the customer base that discontinued service during the month. Churn is computed by dividing the number of customers that discontinued the service during the month by the average subscribers for the period, net of an adjustment for 30 day returns and those customers not reasonably expected to pay.

Net Additions: Net additions refer to the increase in total subscribers between periods, net of an adjustment for those customers not reasonably expected to pay.

Ending Subscribers: Ending subscribers exclude an estimate of new subscribers added during the period who are not reasonably expected to pay.

                                     -MORE-

AirGate PCS Reports Fourth Quarter Fiscal 2002 Results
Page 6
January 15, 2003


                       AirGate PCS, Inc. and Subsidiaries
          Condensed Consolidating Balance Sheets at September 30, 2002
           (dollars in thousands, except share and per share amounts)



                                                     AirGate PCS,                                       Consolidated
                                                         Inc.         iPCS, Inc.    Eliminations      AirGate PCS, Inc.
                                                    ---------------   ----------  ----------------   -------------------
ASSETS
Current Assets:

          Cash and cash equivalents                       $ 4,887       $ 27,588             $ -               $ 32,475
          Accounts receivable, net                         24,245         13,882               -                 38,127
          Receivable from Sprint PCS                       28,977         15,976               -                 44,953
          Inventories                                       4,136          2,597               -                  6,733
          Prepaid expenses                                  4,130          3,029               -                  7,159
          Other current assets                              1,331            109          (1,114)                   326
                                                    ----------------  ----------  -----------------    -----------------
                      Total current assets                 67,706         63,181          (1,114)               129,773

Property and equipment, net                               213,777        185,378               -                399,155
Intangible assets, net                                      1,428         26,899               -                 28,327
Investment in subsidiary                                  (99,212)             -          99,212                      -
Financing costs                                                 -          8,118               -                  8,118
Other assets                                                4,924          3,997               -                  8,921
                                                  ----------------    ----------  ------------------  ------------------
                      Total assets                      $ 188,623      $ 287,573        $ 98,098              $ 574,294
                                                 =================    ==========  ==================  ==================


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:

          Accounts payable and accrued expenses          $ 20,245       $ 19,971        $ (1,114)              $ 39,102
          Payable to Sprint PCS                            53,381         34,979               -                 88,360
          Deferred revenue                                  7,140          4,635               -                 11,775
          Current maturities of long term debt             44,957        309,979               -                354,936
            and capital lease obligations        -----------------    ----------  -----------------  -------------------
                      Total current liabilities           125,723        369,564          (1,114)               494,173

Long-term debt and capital lease obligations,
excluding current maturities                              354,264            564               -                354,828
Other long term liabilities                                 1,583         16,657               -                 18,240
                                                ------------------    ----------  -----------------  -------------------
                      Total liabilities                   481,570        386,785          (1,114)               867,241

Stockholders' equity (deficit):
          Common stock                                        258              -               -                    258
          Additional paid-in-capital                      731,158        192,850               -                924,008
          Unearned stock compensation                      (1,029)             -               -                 (1,029)
          Accumulated deficit                          (1,023,334)      (292,062)         99,212             (1,216,184)
                                                ------------------   -----------  -----------------  -------------------
                      Total stockholders'                (292,947)       (99,212)         99,212               (292,947)
                        equity (deficit)
                      Total liabilities
                        and stockholders'       ------------------   -----------  ------------------  ------------------
                        equity (deficit)                $ 188,623      $ 287,573        $ 98,098              $ 574,294
                                                ==================   ===========  ==================  ==================

Note 1: AirGate did not apply push down accounting for the acquisition of iPCS.

Note 2: The $44,957 reflected as AirGate's current maturities of long-term debt includes $2,024 related to the current maturities of AirGate's senior credit facility and $42,933 related to the adjustments to fair value of iPCS' debt obligation under purchase accounting.

                                     -MORE-

AirGate PCS Reports Fourth Quarter Fiscal 2002 Results
Page 7
January 15, 2003

                       AirGate PCS, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
           (dollars in thousands, except share and per share amounts)

                                                            Three Months Ended            Twelve Months Ended
                                                               September 30,                September 30,
                                                           ---------------------          ----------------------
                                                           2002             2001          2002              2001
                                                           ---------------------          ----------------------
Revwnues:
   Service revenue                                         $  96,943   $  39,057          $ 327,365   $  105,976
   Roaming revenue                                            35,704      19,812            111,162       55,329
   Equipment revenue                                           4,505       3,382             18,030       10,782
                                                           ---------------------          ----------------------
                                                             137,152      62,251            456,557      172,087
                                                           ---------------------          ----------------------

Operating Expenses:
   Cost of services and roaming (exclusive
    of depreciation, as show separately below)               (94,436)   (40,274)           (311,135)    (116,732)
   Cost of equipment                                         (13,486)    (5,810)            (43,592)     (20,218)
   Selling and marketing                                     (31,076)   (22,448)           (116,521)     (71,617)
   General and administrative expenses                        (7,062)    (3,593)            (25,339)     (15,742)
   Non-cash stock compensation expense                          (172)      (439)               (769)      (1,665)
   Depreciation                                              (22,333)    (9,204)            (70,197)     (30,621)
   Amortization of intangible assets                          (9,955)         -             (39,332)         (46)
   Impairment of goodwill                                   (199,708)         -            (460,920)           -
   Impairment of property and equipment                      (44,450)         -             (44,450)           -
   Impairment of intangible assets                          (312,043)         -            (312,043)           -
   Loss on disposal of property and equipment                 (1,074)         -              (1,074)           -
                                                           ---------------------         ------------------------
      Total operating expenses                              (735,795)   (81,768)         (1,425,372)    (256,641)
                                                           ---------------------         ------------------------
      Operating loss                                        (598,643)   (19,517)           (968,815)     (84,554)
                                                           ---------------------         ------------------------

Interest expense, net                                        (16,341)    (5,495)            (56,563)     (26,436)
                                                           ---------------------         ------------------------
   Loss before income tax benefit                           (614,984)   (25,012)         (1,025,378)    (110,990)
                                                           ---------------------         ------------------------
   Income tax benefit                                              -          -              28,761            -
                                                           ---------------------         ------------------------
   New loss                                                $(614,984)  $(25,012)         $ (996,617)   $(110,990)


Basic and diluted net loss per share of common stock       $  (23.83)  $  (1.88)         $   (41.96)   $   (8.48)

Basic and diluted weighted-average outstanding            25,805,998  13,333,127         23,751,507   13,089,285
  common shares

                                     -MORE-

AirGate PCS Reports Fourth Quarter Fiscal 2002 Results
Page 8
January 15, 2003


                       AirGate PCS, Inc. and Subsidiaries
                Condensed Consolidating Statements of Operations
                     for the Year Ended September 30, 2002
           (dollars in thousands, except share and per share amounts)

                                                     AirGate PCS,                                     Consolidated
                                                         Inc.         iPCS, Inc.  Eliminations      AirGate PCS, Inc.
                                                    -------------     ----------  -------------    ------------------
Revwnues:
   Service revenue                                  $  226,504       $  100,861     $      -         $  327,365
   Roaming revenue                                      74,013           37,923         (774)           111,162
   Equipment revenue                                    13,027            5,296         (293)            18,030
                                                    -------------    ----------  -------------     -----------------
                                                       313,544          144,080       (1,067)           456,557


Operating Expenses:
   Cost of services and roaming (exclusive
    of depreciation, as show separately below)        (203,985)        (107,924)         770           (311,135)
   Cost of equipment                                   (27,778)         (16,107)         293            (43,592)
   Selling and marketing                               (79,010)         (37,511)           -           (116,521)
   General and administrative expenses                 (17,631)          (7,708)           -            (25,339)
   Non-cash stock compensation expense                    (769)               -            -               (769)
   Depreciation                                        (40,678)         (29,519)           -            (70,197)
   Amortization of intangible assets                   (35,803)          (3,529)           -            (39,332)
   Impairment of goodwill                             (452,860)          (8,060)           -           (460,920)
   Impairment of property and equipment                      -          (44,450)           -            (44,450)
   Impairment of intangible assets                    (312,043)               -            -           (312,043)
   Loss on disposal of property and equipment           (1,074)               -            -             (1,074)
                                                     -----------      ----------  ------------       ------------
      Total operating expenses                      (1,171,631)        (254,808)       1,067         (1,425,372)
                                                     -----------      ----------  ------------       ------------
      Operating loss                                  (858,087)        (110,728)           -           (968,815)
Interest expense, net                                  (34,099)         (22,464)           -            (56,563)
Loss in subsidiary                                    (133,192)               -      133,192                  -
                                                     -----------      ----------  ------------       ------------
   Loss before income tax benefit                   (1,025,378)        (133,192)     133,192         (1,025,378)
   Income tax benefit                                  (28,761)               -            -             28,761
                                                     -----------      ----------  ------------       ------------
   New loss                                        $  (996,617)      $ (133,192) $   133,192        $  (996,617)
                                                   =============     =========== =============      =============


Calculation of EBITDA:
   Operating loss                                  $  (858,087)      $ (110,728) $         -        $  (968,815)
      Non-cash stock compensation expense                  769                -            -                769
      Depreciation                                      40,678           29,519            -             70,197
      Amortization of intangible assets                 35,803            3,529            -             39,332
      Impairment of goodwill                           452,860            8,060            -            460,920
      Impairment of property and equipment                   -           44,450            -             44,450
      Impairment of intangible assets                  312,043                -            -            312,043
      Loss on disposal of property and equipment         1,074                -            -              1,074
                                                    -----------      ----------  ------------       ------------
   EBITDA, as defined                              $   (14,860)      $  (25,170) $         -        $   (40,030)

Note: AirGate did not apply push down accounting for the acquisition of iPCS.